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                                                                    EXHIBIT 5.1

            [LAW OFFICES MITCHELL SILBERBERG & KNUPP LLP LETTERHEAD]



                                  March 2, 2000


VIA EDGAR
---------


Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549
WFS Financial Inc
23 Pasteur Road
Irvine, California 92618



          Re:      WFS Financial Owner Trusts
                   Registration Statement on Form S-3, File Number 333-95233
                   ---------------------------------------------------------


Dear Ladies and Gentlemen:

     We are counsel for WFS Financial Auto Loans, Inc. ("WFAL") and WFS Receivables Corporation ("WFSRC" and with WFAL the "Registrant") in connection with the proposed offering of one or more series of Auto Receivable Backed Notes as identified in the above referenced Registration Statement to be issued by one or more series of WFS Financial Owner Trusts (the "Trust") to be originated by one or both of the Registrants. The Notes will be obligations of a Trust secured by the assets of that Trust. The Notes will be issued pursuant to an indenture between the Trust and a Trustee qualified to act as such under the Trust Indenture Act (the "Indenture"). The Notes will be registered for sale pursuant to the accompanying Form S-3 Registration Statement.

     In our capacity as counsel for the Registrants and for purposes of this opinion, we have made those examinations and investigations of the legal and factual matters we deemed advisable, and have examined the originals, or copies identified to our satisfaction as being true copies of the originals, of the certificates, documents, corporate records, and other instruments which we, in our judgment, have considered necessary or appropriate to enable us to render the opinion expressed below. We have relied, without independent investigation or confirmation, upon certificates provided by public officials and officers of the Company as to certain factual matters. In the course of our examinations and investigations, we have assumed the genuineness of all signatures on original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.








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Securities and Exchange Commission
WFS Financial Inc
March 2, 2000
Page 2


     Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that:

     The Notes, when executed and authenticated as specified in an Indenture and delivered to and paid for by the Underwriters as to that series of Notes pursuant to the underwriting agreement among the Underwriters, the Registrants and WFS Financial Inc (the "Underwriting Agreement"), will constitute legal, valid and binding obligations of the issuing Trust, entitled to the benefits of the Indenture, and enforceable in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws, provisions or principles now or hereafter in effect affecting the enforcement of creditors' rights generally and except that no opinion is expressed as to the availability of remedies of specific performance, injunction or other forms of equitable relief, all of which may be subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any such proceeding may be brought.

     We consent to the filing of this opinion with, and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.



                                Very truly yours,

                     /s/ MITCHELL SILBERBERG & KNUPP LLP

                         Mitchell Silberberg & Knupp LLP


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